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                                                                    Exhibit 23.1

                           CONSENT OF DELOITTE & TOUCHE LLP


THE NEW YORK TIMES COMPANY

     We consent to the incorporation by reference in this Registration Statement of The New York Times Company on Form S-8 of our report dated February 3, 1997, appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 29, 1996.



DELOITTE & TOUCHE LLP


New York, New York
October 7, 1997